Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.

Registration Statement (Form S-1 No. 333-217161, Form S-1 No. 333-231128, Form S-1 No. 333-235977, Form S-1 333-236085 and Form S-1 333-269775) of Windtree Therapeutics, Inc. and in related Prospectuses,

2.	Registration Statement (Form S-3 No. 333-248874) of Windtree Therapeutics, Inc. and in related Prospectuses,

3.	Registration Statement (Form S-3 No. 333-261878) of Windtree Therapeutics, Inc. and in related Prospectuses,

4.	Registration Statement (Form S-3 No. 333-133786, Form S-3 No. 333-139173, Form S-3 No. 333-151536, Form S-3 No. 333-156237, Form S-3 No. 333-187934 and Form S-3 No. 333-193490) of Windtree Therapeutics, Inc. and in related Prospectuses, pertaining to the shares of common stock to be offered for resale by a selling stockholder,

5.

Registration Statement (Form S-8 No. 333-180497, Form S-8 No. 333-184277, Form S-8 No. 333-189966, Form S-8 No. 333-197139, Form S-8 No. 333-209141, Form S-8 No. 333-224338, and Form S-8 No. 333-230907) pertaining to the Windtree Therapeutics, Inc. 2011 Long-Term Incentive Plan,

6.	Registration Statement (Form S-8 No. 333-148028) pertaining to the Windtree Therapeutics, Inc. 2007 Long-Term Incentive Plan,

7.

Registration Statement (Form S-8 No. 333-33900, Form S-8 No. 333-55900, Form S-8 No. 333-67422, Form S-8 No. 333-100824, Form S-8 No. 333-109274, Form S-8 No. 333-116268, Form S-8 No. 333-127790, Form S-8 No. 333-138476, Form S-8 No. 333-208879, Form S-8 No. 333-209141 and Form S-8 No. 210464) pertaining to the Amended and Restated 1998 Stock Incentive Plan of Windtree Therapeutics, Inc.,

8.

Registration Statement (Form S-8 No. 333-59945) pertaining to the Amended and Restated 1998 Stock Incentive Plan of Windtree Therapeutics, Inc., the 1996 Stock Option/Stock Issuance Plan of Windtree Therapeutics, Inc., and the 1996 Stock Option/ Stock Issuance Plan of Acute Therapeutics, Inc.,

9.

Registration Statement (Form S-8 No. 333-110412, Form S-8 No. 333-137643, Form S-8 No. 333-156443, Form S-8 No. 333-164470, Form S-8 No. 333-165809, Form S-8 No. 333-169662, Form S-8 No. 333-173259, Form S-8 No.333-180497, Form S-8 No. 333-187486, Form S-8 No. 333-191502, Form S-8 No. 333-197139, Form S-8 No. 333-201478, Form S-8 No. 333-208879, and S-8 No. 333-209141) pertaining to the 401(k) Plan of Windtree Therapeutics, Inc.,

10.	Registration Statement (Form S-8 No. 333-253065 and Form S-8 No. 333-265053) pertaining to the Windtree Therapeutics, Inc. 2020 Equity Incentive Plan, and

11.	Registration Statement (Form S-8 No. 333-253067 and Form S-8 No. 333-265054) pertaining to certain Non-Qualified Stock Option Inducement Awards;

of our report dated March 31, 2022 (except for the second paragraph of Note 2, as to which the date is March 31, 2023), with respect to the consolidated financial statements of Windtree Therapeutics, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Windtree Therapeutics, Inc. and subsidiaries for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 31, 2023